EXHIBIT 3.10

CERTIFICATE OF FORMATION
OF
CS.COM, LLC

The undersigned, an authorized natural person, for the purpose of forming a limited liability company under the provisions and subject to the requirements of the Delaware Limited Liability Company Act, hereby certifies that:

1.                                      The name of the limited liability company is CS.COM, LLC.

2.                                      The address of the registered office of the limited liability company in the State of Delaware is 160 Greentree Drive, Suite 101 in the City of Dover, Delaware 19904.  The name of the registered agent at such address is National Registered Agents, Inc.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 5th day of August, 2008.

/s/ Stuart Cawthorn
Stuart Cawthorn, Authorized Person

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION
OF
CS.COM, LLC

CS.COM, LLC (hereinafter called the “company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:

1.                                      The name of the limited liability company is CS.COM, LLC.

2.                                      The Certificate of Formation of the company is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article the following new Article:

“1.                                The name of the limited liability company is Citysearch, LLC.”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on this 17th day of September, 2008.

/s/ Stuart Cawthorn
Stuart Cawthorn, Authorized Person

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION

OF

CITYSEARCH, LLC

Citysearch, LLC (hereinafter called the “company”), a limited liability company organized and existing under and by virtue of the Delaware Limited Liability Company Act, does hereby certify:

1.                                      The name of the limited liability company is Citysearch, LLC.

2.                                      The certificate of formation of the company is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article the following new Article:

Article 1. The name of the limited liability company is CityGrid Media, LLC.

3.                                      This filing shall become effective on June 3, 2010.

Executed on this 2 day of June, 2010.

/s/ Vivian W. Yang

Vivian W. Yang, Authorized Person